SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

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                              DEXTER CORPORATION
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                                   N/A
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               As filed with the Commission on June 30, 2000


DEXTER -2


                                              Dexter Corporation
                                              One Elm Street
                                              Windsor Locks, CT 06096-2334
                                              Tel:  860.292.7675
                                              Fax:  860.292.7673



Contact:

Kathleen Burdett
John Thompson
Dexter Corporation
860.292.7675
  or
Lawrence A. Rand
Michael Freitag
Kekst and Company
212.521.4800


FOR IMMEDIATE RELEASE

DEXTER ASSET SALE TO LOCTITE RECEIVES APPROVAL OF HENKEL SHAREHOLDER COMMITTEE

WINDSOR LOCKS, CONNECTICUT, June 29, 2000 - Dexter Corporation (NYSE:DEX) today announced that, as expected, the shareholder committee
(Gesellschafterausschuss) of Henkel KGaA of Germany has approved the definitive asset sale agreement signed by Dexter and Loctite Corporation (a member of the Henkel Group) on June 20, 2000.

As previously announced, in conjunction with its ongoing program to maximize shareholder value in the short term, Dexter has agreed to sell its Electronic Materials, Adhesives and Polymer Systems businesses to Loctite for $400 million in cash. The agreement was previously approved by Dexter's Board of Directors and the Management Board of Henkel. The transaction is subject to customary regulatory approvals including the Hart-Scott Rodino Act and other customary conditions.

The Loctite transaction is not subject to approval of Dexter's shareholders. However, on June 22, 2000, International Specialty Products Inc. sought permission from the United States District Court for the District of Connecticut to move for a preliminary injunction enjoining Dexter from closing the Loctite sale and requiring that Dexter obtain shareholder approval for this transaction. A hearing on ISP's motion has been scheduled for July 18.

Dexter Corporation is a global specialty materials supplier with three operating segments: life sciences, nonwovens, and specialty polymers. The company supplies specialty materials to the aerospace, electronics, food packaging, and medical markets.

Note - We are required to include with all communications regarding our program to maximize value for our stockholders the following cautionary statement - "No assurance can be given that shareholder value will be maximized."

Any statements in this press release that are not historical facts are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from those stated in such statements. These and other risks are detailed in the Company's filings with the Securities and Exchange Commission.

                   Special Materials for Special Effects

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